HARDER & COMPANY*

*OPERATING THROUGH A LAW CORPORATION

File No. 7005

December 21, 2005

Fidelis Energy, Inc.

Attention:	William Marshall

Dear Sirs:

Re:	Fidelis Energy, Inc. (the "Company")

In accordance with our recent discussions, we have agreed to represent you in connection with general corporate matters.

The purpose of this letter is to summarize and confirm our mutual understanding.

We confirm that, effective January 1, 2006 the Company will provide to Harder & Company a monthly retainer (the “Retainer”) in the amount of $12,222 (plus applicable Provincial and Federal taxes). The Retainer, plus all disbursements by which time have been incurred, is due and payable on the 1st day of each and every month during the Term (as hereinafter defined) and shall not be refundable irrespective of whether this Agreement is terminated prior to the end of any month. The term of this Agreement (the “Term”) will be six (6) months, unless terminated earlier in accordance with the provisions hereof. The Retainer will entitle the Company to the commercially reasonable efforts of Harder & Company in general corporate legal matters with a billable time allowance of up to approximately twenty (25%) percent of the ordinary billing capacity of the firm during regular business hours during the Term.

The Company shall have the right to terminate our services upon written notice to that effect. We shall at all times have the right to terminate our services upon written notice to that effect in the event that you either fail to cooperate with us in any reasonable request, fail to pay the Retainer monthly during the Term when due, or if we determine in our reasonable discretion that to continue our services to you would be unethical or impractical.

If the foregoing terms and conditions accurately summarize and confirm your understanding of our relationship, please indicate your approval and acceptance by dating, signing and returning this letter.

Yours truly,

HARDER & COMPANY

/s/ Glen D. Harder

Per:

GLEN D. HARDER

GDH

Form Letters1

/s/ WM

CLIENT INITIALS

HARDER & COMPANY*

*OPERATING THROUGH A LAW CORPORATION

We acknowledge and agree to the above terms and conditions.

Dated: December 21, 2005.

FIDELIS ENERGY, INC.
Per: /s/ William Marshall
WILLIAM MARSHALL, PRESIDENT/CEO

Form Letters1

/s/ WM

CLIENT INITIALS